Exhibit 99.1

InfoSpace Provides Revised Earnings Guidance for the Fourth Quarter 2009

Company to Present at Upcoming Investor Conferences

BELLEVUE, Wash., January 6, 2010 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ:INSP), a leading developer of metasearch products, announced today that it has increased its fourth quarter 2009 guidance for revenues, income before income taxes, and Adjusted EBITDA, and will provide further commentary at upcoming investor conferences. Company executives will participate in both the Citi Global Entertainment Media and Telecommunications Conference and the Needham Growth Stock Conference.

Revised Fourth Quarter 2009 Guidance

Due to the impending investor conferences and proximity to the end of the quarter, InfoSpace, Inc. is updating its guidance for the fourth quarter of 2009. The Company now expects revenues for the fourth quarter to be between $69 million and $70 million or 88% to 90% growth from the fourth quarter of 2008; income before income taxes to be between $6.3 million to $7.5 million compared to loss from continuing operations before income taxes of $6.8 million in the fourth quarter of 2008; and Adjusted EBITDA to be between $10 million and $11 million compared to Adjusted EBITDA of $3.7 million in the fourth quarter of 2008. The Company previously provided an estimate of fourth quarter revenues to be between $57 million and $60 million; income before income taxes of between $3.4 million and $4.4 million; and Adjusted EBITDA to be between $7.4 million and $8.4 million. Fourth quarter guidance and revised fourth quarter guidance reflect a one-time benefit from a net tax refund received in the fourth quarter of 2009, which increased income before income taxes by $3.3 million and Adjusted EBITDA by $2.4 million. The Company is not providing an update to its expected income tax expense at this time because its annual income tax provision is not yet complete. Thus, the Company is not providing revised guidance for its expected net income at this time.

“Our upward revisions are due to continued strength in our distribution business,” said David Binder, chief financial officer of InfoSpace. “During the quarter we saw stronger volume from both existing customers and newly launched accounts that contributed to the better than expected top line and gross profit.”

Citi Global Entertainment Media and Telecommunications Conference

Will Lansing, president and chief executive officer, and David Binder, chief financial officer, will present at the Citi Global Entertainment Media and Telecommunications Conference in San Francisco, CA. The presentation is scheduled to begin at 10:30 a.m. Pacific / 1:30 p.m. Eastern on Thursday, January 7, 2010.

Needham Growth Stock Conference

David Binder, chief financial officer, and John Rodkin, general manager of search, will present at the Needham Growth Stock Conference in New York, NY. The presentation is scheduled to begin at 10:50 a.m. Pacific / 1:50 p.m. Eastern on Tuesday, January 12, 2010.

A live Webcast of both presentations will be available in the Investor Relations section of the InfoSpace website at www.infospaceinc.com.

Use of Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, gain on investments, net and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace believes that management and investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), DoGreatGood™ (www.dogreatgood.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. More information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, DoGreatGood, MetaCrawler, WebCrawler, WebFetch, and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

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Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s preliminary expected operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “expect,” “believe,” “intend,” “anticipate” and “are optimistic,” and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include, without limitation: statements regarding trends in the overall search industry and InfoSpace’s continued growth in this environment and statements regarding InfoSpace’s expectations for financial performance and results of operations for the fourth quarter of 2009. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include: changes in relationships with customers and distribution partners on which InfoSpace depends and that represent a substantial portion of revenues; general economic, industry, and market sector conditions; the progress and costs of the development of InfoSpace’s products and services; the timing and extent of market acceptance of those products and services; the ability to successfully integrate acquired businesses; the successful execution of InfoSpace’s strategic initiatives, operating plans, and marketing strategies; and the condition of cash investments. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, in the section entitled “Risk Factors” and elsewhere in such document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

(Amounts in thousands)

	Ranges for the Three months ending December 31, 2009
Income before income taxes	$6,300	$7,500
Depreciation and amortization	1,800	1,800
Stock-based compensation	3,300	3,100
Gain on investments, net	(300)	(300)
Other income, net (2)	(1,100)	(1,100)

Adjusted EBITDA	$10,000	$11,000

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, gain on investments, net, and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

(2)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.